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                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 373-3000





                                                              OCTOBER 1, 1999




Triarc Consumer Products Group, LLC
Triarc Beverage Holdings Corp.
The Guarantor Subsidiaries (as defined)
c/o Triarc Companies, Inc.
280 Park Avenue
New York, New York  10017


                       Registration Statement on Form S-4


Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Triarc Consumer Products Group, LLC, a Delaware limited liability company (the "Company"), Triarc Beverage Holdings Corp., a Delaware corporation (the "Co-Issuer" and, together with the Company, the "Issuers"), and certain other subsidiaries of the Company (the "Subsidiary Guarantors" and, together with the Issuers, the "Co-Registrants") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Issuers' $300,000,000 aggregate principal amount of 10 1/4% Senior






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Triarc Consumer Products Group, LLC                                            2
Triarc Beverage Holdings Corp.
The Guarantor Subsidiaries


Subordinated Notes due 2009 (the "Exchange Notes") and the guaranties of the Exchange Notes by the Guarantor Subsidiaries (the "Subsidiary Guaranties"). The Exchange Notes are to be offered in exchange for the Issuers' outstanding
10 1/4% Senior Subordinated Notes due 2009 (the "Existing Notes") issued and sold by the Issuers on February 25, 1999 in an offering exempt from registration under the Act. The Exchange Notes will be issued by the Issuers in accordance with the terms of the Indenture, dated as of February 25, 1999 (the "Indenture"), among the Issuers, the Guarantor Subsidiaries party to it and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used in this opinion and not otherwise defined shall have the respective meanings ascribed to them in the Registration Statement.

                  In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  (i) the Registration Statement (including its exhibits);

                  (ii) the Indenture included as Exhibit 4.2 to the Registration Statement;

                  (iii) the proposed form of the Exchange Notes included as
Exhibit 4.5 to the Registration Statement; and






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Triarc Consumer Products Group, LLC                                            3
Triarc Beverage Holdings Corp.
The Guarantor Subsidiaries

                  (iv) the Registration Rights Agreement, dated as of February 18, 1999 (the "Registration Rights Agreement"), among the Issuers, the Subsidiary Guarantors party to it and Morgan Stanley & Co. Incorporated, Donaldson Lufkin & Jenrette Securities Corporation and Wasserstein Perella Securities, Inc., included as Exhibit 4.3 to the Registration Statement.

                  In addition, we have examined: (i) those corporate and limited liability company records of the Co-Registrants as we have considered appropriate, including the certificate of incorporation, as amended, and by-laws, as amended, of each Co-Registrant or, in the case of the Company and ARHC, LLC, the certificate of formation and limited liability company operating agreement, as in effect on the date of this letter (collectively, the "Organizational Documents"), and copies of resolutions of the board of directors of the Co-Registrants or, in the case of the Company and ARHC, LLC, the board of managers, each certified by an officer of that Co-Registrant; and (ii) those other certificates, agreements and other documents as we deemed relevant and necessary as a basis for the opinions expressed below.

                  In our examination of the Documents and in rendering our opinions, we have assumed, without independent investigation, (i) the enforceability of the Documents against each party to them (other than the Co-Registrants), (ii) that the due authorization, execution and delivery by each of the Co-Registrants not incorporated or formed under the laws of the State of Delaware of each Document to which it is a party and the consummation by each such Co-Registrant of the transactions contemplated by such Documents do not violate or result in a breach of or default under the Organizational Documents thereof or the laws of the jurisdiction of incorporation or formation of such Co-Registrant, (iii) the due authorization, execution and delivery of each of the Subsidiary Guaranties with respect






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Triarc Consumer Products Group, LLC                                            4
Triarc Beverage Holdings Corp.
The Guarantor Subsidiaries


to each of the Subsidiary Guarantors that is not incorporated or formed under the laws of the State of Delaware of each Document to which it is a party, (iv) that the Exchange Notes and the Subsidiary Guaranties will be issued in accordance with the Indenture as described in the Registration Statement, duly authenticated by the Trustee in accordance with the Indenture and in the form reviewed by us and that any information omitted from the form will be properly added, (v) the genuineness of all signatures, (vi) the legal capacity of all individuals who have executed any of the documents which we examined, (vii) the authenticity of all documents submitted to us as originals, (viii) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, (ix) the authenticity of all the latter documents and (x) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we examined are accurate and complete.

                  In expressing our opinions, we have relied upon the factual matters contained in the representations and warranties of the Co-Registrants made in the Documents and upon certificates of public officials and officers of the Co-Registrants.

                  Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that, when issued, authenticated and delivered in accordance with the terms of the Indenture and against exchange for the Existing






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Triarc Consumer Products Group, LLC                                            5
Triarc Beverage Holdings Corp.
The Guarantor Subsidiaries


Notes in accordance with the terms set forth in the Registration Rights Agreement, the Exchange Notes will be legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and the Subsidiary Guaranties will be legal, valid and binding obligations of the Guarantor Subsidiaries, enforceable against the Guarantor Subsidiaries in accordance with their terms, except in each case as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  Our opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporation Law, the Limited Liability Company Act of the State of Delaware, the federal laws of the United States of America, and the judicial decisions interpreting the same. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under them, that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

                  We hereby consent to the use of our name in the Registration Statement and in the prospectus contained in the Registration Statement as it appears under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of






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Triarc Consumer Products Group, LLC                                            6
Triarc Beverage Holdings Corp.
The Guarantor Subsidiaries


persons whose consent is required by the Act or by the rules and regulations promulgated under it.



                                Very truly yours,

                  /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
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                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON